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                                                                   EXHIBIT 23.2

                          CONSENT TO USE OF REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our report dated April 24, 1998, except with respect to the matters discussed in Note L, as to which the date is June 2, 1998, (and to all references to our firm) included in and made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Tampa, Florida,
June 2, 1998